Exhibit 10.9

                           GENERAL BINDING CORPORATION
                  SUPPLEMENTAL DEFERRED COMPENSATION PLAN NO. 2

                                                                JANUARY 25, 2001
                                                         REVISED AUGUST 13, 2001

                           GENERAL BINDING CORPORATION
                  SUPPLEMENTAL DEFERRED COMPENSATION PLAN NO. 2
                  ---------------------------------------------
                                   SECTION 1
     1.1  Purpose. General Binding Corporation ("the Company") is establishing this Supplemental Deferred Compensation Plan ("Plan") effective January 25, 2001 for the purpose of (a) providing a select group of highly compensated or management employees with the opportunity to defer a portion of their individual compensation to a future date including the date of retirement at the election of the covered employee ("Participant") and (b) restoring to a Participant the equivalent of the amount by which the Participant's benefits under the General
Binding Corporation 401(k) Retirement Savings Plan (the "401(k) Plan") are
reduced by reason of the operation of the Code Limitations (described in Section
1.5 below).
     1.2  The Plan. The Plan shall consist of two parts: an optional deferral of salary reduction amounts and a restoration of reduced 401(k) Plan benefits.
     1.3  Effective Date. The effective date of this Plan is January 25, 2001.
     1.4  Participant Selection. The Participants in the Plan shall be those highly compensated or management employees of the Company who are from time to time designated as eligible by the Chief Executive Officer of the Company.
     1.5  Code Limitations. The term "Code Limitations" as used in this Plan shall mean the limitations imposed on a participant's 401(k) Plan benefit under
Internal Revenue Code ("Code") Sections 415 (limitations on annual benefits),
401(k) and 401(m) (limitations resulting from discrimination in favor of highly compensated employees), 402(g) (the dollar limit on the amount of 401(k)
contributions a participant may elect to make to the 401(k) Plan), and
401(a)(17) (the dollar limit on the amount of compensation that may be taken into account under the 401(k) Plan). For purposes of applying the provisions of this Plan, Participants' Compensation shall be determined by the Company under an Executive Salary Grade or other salary scale as established by the Company from time to time. Except for Participants in Executive Salary Grades 1, 2 or 3,
notwithstanding any other provision of this Plan, the Code Section 401(a)(17)
compensation limit shall be disregarded only to the extent of the first $250,000 of a participant's compensation (such amount to be adjusted annually for changes in the cost of living as provided in Section 415(d) of the Code).
     1.6  Participation by Affiliates. Effective January 25, 2001, the Plan is
extended to employees of certain affiliates of the Company (within the meaning of Code Section 414(b), (c) or (m)) ("Affiliate"). All references in the Plan to
"Company" (other than Section 5.4) shall be deemed to include a reference to any participating Affiliate and all references to the "401(k) Plan" shall be deemed to include a reference to any 401(k) plan maintained by a participating
Affiliate. Notwithstanding the foregoing, the Company and each Affiliate shall have no obligation to credit deferrals or otherwise provide benefits to any
Participants other than its own employees.
                                      -1-

                                   SECTION 2
     2.1  Participant Elections. Each Participant shall have the option to make the following elections each year:
          (a) If the Participant is making 401(k) Contributions under the 401(k)
Plan, to defer receipt of the difference between (i) the amount of the 401(k)
Contributions the Participant would have made under the 401(k) Plan if there were no Code Limitations, and (ii) the amount of 401(k) Contributions actually made on behalf of the Participant under the 401(k) Plan for such year (a "Basic
Deferral") until separation from the service of the Company, disability, death or retirement;
          (b) To defer receipt of any part or all of his or her total compensation (a "Voluntary Deferral") until separation from the service of the
Company, disability, death or retirement.
     2.2  Method of Election.
          (a) Not later than thirty (30) days after the effective date of this
Plan and not later than December 31 of each year thereafter, each Participant shall have the right to elect in advance to make the deferrals described in
Section 2.1 with respect to any portion of the Participant's total compensation, if any, earned in the year the Plan becomes effective or on the following year as the case may be by executing an election form designating whether he or she wishes to make a Basic Deferral and the amount of any Voluntary Deferral either in a dollar amount or in a percentage amount. A Participant first becoming eligible under the Plan must make the deferral elections within 30 days after initial eligibility.
          (b) The Participant shall have the right to make a new and different election each year with respect to compensation for the succeeding year or, alternatively, may designate on the election form that the election shall continue to be effective with respect to succeeding years unless and until a changed election is made by the Participant in a timely manner with respect to one or more succeeding years.
     2.3  Withholding of Deferrals. The amount of the Basic Deferral and the
Voluntary Deferral, if any, shall be deducted in uniform amounts from each salary or incentive compensation check of the Participant throughout the year, or, if the Participant so elects, from his or her bonus.
                                   SECTION 3
     3.1  Allocation to Deferral Accounts. As of the date a Participant would have received compensation but for his or her deferral election (or as soon as practicable thereafter), the Participant's deferral shall be credited to the
Participant's Basic or Voluntary Deferral Account as may be applicable.
     3.2  Company Matching Contributions. An Employer Deferral Account shall be established for each Participant who makes a Basic Deferral. On the last day of each year in which a Participant makes compensation deferrals under Section 2 above, the Company will
                                      -2-

credit to each Employer Basic Deferral Account an amount equal to the matching contribution that the Company would have made to the Participant's account under the Company's 401(k) plan if the Participant's compensation deferral had been made to the 401(k) plan instead of being credited under this Plan.
     3.3  Discretionary Employer Contribution. The Company may (but is not
required to) contribute additional amounts to the Participant's Basic Deferral
Account.
     3.4  Vesting. A Participant shall fully and immediately vest in his or her
Basic Deferral Account and Voluntary Deferral Account. A Participant's Employer
Deferral account will be subject to the same vesting schedule as found in the
Company's 401(k) plan.
                                   SECTION 4
     4.1  Investment Direction of Deferral Accounts. A Participant may direct the Plan Administrator as to how to invest the amounts deferred by the
Participant and any Employer Contribution. Each Participant may select one or any combination of the investment funds available to Participants under this
Plan from time to time. A schedule listing the available funds, and their investment objectives, will be given to the Participants prior to making their
Deferral elections.
     4.2  Changes of Investment Funds. Any Participant who has made an initial election of Investment Funds for future deferrals may subsequently change or cancel that election daily by providing a notice of such change or cancellation to the Plan Administrator. Reallocation of amounts presently credited to one or more Investment Funds may be done once per quarter. The change or reallocation must be provided within a reasonable amount of time prior to the time the change is to be effective.
     4.3  Crediting of Earnings, Gains and Losses to Deferral Accounts. The
Participant's Deferral Accounts shall be credited or debited with the net
Earnings thereon on a daily basis. The Participant shall receive a quarterly statement of the balance standing to his or her credit in the Deferral Accounts.
     4.4  Time of Payment.
          (a) All other amounts credited to a Participant's Accounts, to the extent then vested shall be payable to a Participant only upon the Participant's separation from the service of the Company, by early, normal or deferred retirement, the Participant's disability as defined in the 401(k) Plan or to the
Participant's beneficiary in the event of the Participant's death.
          (b) Benefits shall be payable either in a lump sum or in installments to the Participant and a beneficiary over a period not longer than five (5)
years. The method of payment shall be made as specified in writing by the
Participant at the time of the deferral and as made or changed by the
Participant in writing not later than one year prior to the date of expected payment or commencement of payments. Exception to the one year advance election requirement may be made only with the approval of the Plan Committee upon application of the Participant for good cause shown.
                                      -3-

                                   SECTION 5
     5.1  Administration by Board Committee. The Executive Compensation
Committee of the Board of Directors, whose members shall be appointed from time to time by the Company's Board of Directors shall be the Plan Administrator with final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder. In executing its responsibilities hereunder, the Committee may manage and administer the Plan through the use of agents who may include employees of the Company. Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Plan, the Committee shall have the powers of the Plan
Committee under the 401(k) Plan and the following discretionary authorities:
          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
          (b) to prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits;
          (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;
          (d) to request and receive from the Company and from Participants such information as shall be necessary for the proper administration of the Plan;
          (e) to furnish the Company upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate; and
          (f) to receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Plan
Administrator or Trustee as the case may be.
     5.2  Compliance. The Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan.
     5.3  Claims Procedure. The procedures for making of elections, application for benefits, filing of claims and for claim review as set forth in the 401(k)
Plan or its successor, and as amended from time to time, are hereby incorporated in this Plan and shall be applicable hereunder except that any reference therein to a Plan Committee shall mean the Committee established under the Plan.
     5.4  Amendment and Termination. The Company reserves the right by resolution of its Board of Directors to amend this Plan retroactively or otherwise in any manner which it deems desirable including, but not by way of limitation, the right to increase or reduce benefits to be provided hereunder or to change any provision relating to the payment of benefits and to terminate this Plan at any time upon giving notice to Participants and beneficiaries.
Except to
                                      -4-

the extent necessary to conform to the laws or regulations or the extent permitted by any applicable law and regulation, neither the termination nor any suspension or amendment of the Plan shall operate either directly or indirectly to deprive any Participant or beneficiary of a non-forfeitable accrued benefit as constituted at the time of termination, suspension or amendment.
     5.5  Governing Law. Except to the extent preempted by the law of the United
States, the plan shall be construed and administered in accordance with the laws of the State of Illinois.
     5.6  No Contract of Employment. The Plan does not constitute a contract of employment and nothing in this Plan shall give any employee or Participant the right to be retained in the employ of the Company or the right to any award or benefit except to the extent specifically provided in the Plan.
     5.7  Non-alienation. Benefits payable to, or on the account of, any
Participant or beneficiary under the Plan may not be voluntarily or involuntarily assigned or alienated.
     5.8  Withholding. Participants and beneficiaries shall make appropriate arrangements for the satisfaction of any applicable federal, state or local taxes. The Committee shall be authorized to take such action as may be appropriate, including withholding from amounts due to Participants or beneficiaries under the Plan, compensation to Participants from the Company or otherwise in order to assure tax compliance.
     5.9  No Requirement to Fund. No provision in this plan shall be construed to require, either directly or indirectly, the Company to reserve, or otherwise set aside, funds for the payment of benefits hereunder.
                                      -5-

                                 FIRST AMENDMENT
                                     TO THE
                           GENERAL BINDING CORPORATION
                  SUPPLEMENTAL DEFERRED COMPENSATION PLAN NO. 2
     WHEREAS, the Company maintains the General Binding Corporation Supplemental
Deferred Compensation Plan No. 2 (the "Plan"), and
     WHEREAS, the Company has reserved the right to amend the Plan in Section
5.4, and
     WHEREAS, the Company desires to allow the eligible employees of its affiliates to participate in the Plan;
     NOW THEREFORE, pursuant to the authority granted by the Board of Directors, the Plan is amended to add a new Section 1.6 to read as follows:
          "1.6 Participation by Affiliates.
               Effective ________, 2001, the Plan is extended to employees of certain affiliates of the Company (within the meaning of Code Section
          414(b), (c) or (m)) ("Affiliate"). All references in the Plan to
          "Company" (other than Section 5.4) shall be deemed to include a reference to any participating Affiliate and all references to the
          "401(k) Plan" shall be deemed to include a reference to any 401(k)
          plan maintained by a participating Affiliate. Notwithstanding the foregoing, the Company and each Affiliate shall have no obligation to credit deferrals or otherwise provide benefits to any Participants other than its own employees."
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be signed by a duly authorized officer this ______ day of _________, 2001.

                                                     GENERAL BINDING CORPORATION

                                                     By:
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                                                        Its:
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